Exhibit 99.2

U.S. PHYSICAL THERAPY, INC.
2025 DISCRETIONARY LONG-TERM INCENTIVE PLAN
FOR SENIOR MANAGEMENT

Purpose: To incentivize Executives eligible for this Discretionary LTIP to achieve certain strategic, operational, business growth & development and other criteria and reward Executives when such criteria are achieved, and to align the long-term interests of Executives and shareholders of USPH by compensating the Executives in shares of USPH stock that vest over time, thereby increasing the Executives' equity interest in USPH.

Effective Date: This Discretionary LTIP is established effective March 26, 2025.

Description of Discretionary Awards Criteria: In addition to any other awards under the U.S. Physical Therapy, Inc. 2003 Stock Incentive Plan (as amended) (the "2003 Plan") or any other long term incentive plan or bonus plan, policy or program of USPH, and not in lieu of any other such award or payment, the Compensation Committee of the Board of Directors of USPH (as the term "Committee" is defined in Section 1.8 of the 2003 Plan) may, in its judgment and at its sole discretion, grant Restricted Stock Awards ("RSAs") under the 2003 Plan, based on its evaluation of an Executive's performance and the collective corporate performance for 2025. The factors to be considered include:

Chris Reading - CEO

1.	Company and Board Leadership.
•	Ensure that the Board and its Committees have adequate resources, communication and structure to carry out their critical functions.
•	Ensure smooth transition for the audit chair role and ensure adequate resources and construct for each board committee.
•	Ensure newly elected directors are provided with the necessary onboarding and mentorship to successfully transition into board roles.
•
Ensure that the Company’s strategy is focused on creating long-term value for shareholders and stakeholders alike and that the execution around those initiatives is done in a way as to uphold the Company’s long-established standards for  integrity, communication and patient-centered care.

2.
Expand the Company’s development opportunities from de novo and acquired PT and IIP companies to also include partnerships with hospital systems for the purpose of market stability, rate enhancement and long-term growth opportunities.

3.	Work to successfully obtain a long-term EMR/Billing platform solution.
4.	Maintain the stability and cohesion of the Company’s management team as we work through a challenging environment for the long-term good of the shareholders.
5.	Maintain an environment of compliance, accountability and integrity in all that we do.

Eric Williams – President and COO East

1.	Ensure cost and revenue alignment to achieve Company’s operating plan in physical therapy and IIP business segments.
2.
Implement a Company-wide initiative to broaden the adoption of artificial intelligence and virtual technologies designed to improve productivity and leverage labor costs in the clinics, while enhancing revenue generation with the expansion of homecare, cash-based programs, and hospital system relationships.

3.
Enhance EMR platform scalability, functionality, and longevity through the execution of a multi-year EMR agreement ensuring long-term support on our current platform and a manageable path towards an externally hosted environment.

4.	Training, development, and acquisition of key reports to ensure that the Company has necessary depth in important operational and support areas for succession and growth-related objectives.
5.
Maintain effective compliance and cybersecurity culture.  Further develop trust-based relationships across all regions with emphasis on top partner groups to ensure buy-in with key initiatives and objectives.

Carey Hendrickson - CFO

1.	Net rate improvements in non-Medicare payor categories through strategic negotiations and revenue cycle management, with increases more than offsetting reductions in Medicare.
2.	Maintain effective cost discipline across the Company with total operating costs per visit and corporate costs maintained at budgeted levels.
3.
Successful onboarding of Senior Vice President/Finance and Accounting with sufficient stability in the finance/accounting department to maintain high level of partner and corporate responsiveness.  Maintaining adequate oversight of direct reports for accuracy, accountability of important work-product.

4.
Successful implementation of Accounts Payable technology to improve efficiency of payables process, selection of new G/L accounting system and substantive progress in the implementation of such system.

5.	Maintain accuracy and accountability in financial reporting, supported by effective controls and processes while also ensuring a clean audit.

Graham Reeve - COO West

1.	Ensure cost and revenue alignment to achieve Company’s operating plan in PT and IIP business segments.
2.
Implement a Company-wide initiative to broaden the adoption of artificial intelligence and virtual technologies designed to enhance patient care service delivery, productivity, and leverage labor costs.

3.	Create and maintain an effective leadership development, succession and relationship integration to ensure seamless transition to accommodate growth and succession related changes.
4.
Execute a Company-wide initiative to enhance PT revenue generation through the growth and expansion of homecare programs and hospital system relationships, and ensure effective acquisition related due diligence and integration coordination and execution.

5.	Maintain effective compliance and cybersecurity culture.

Rick Binstein - EVP/General Counsel

1.	Coordinate with CEO and other executives to facilitate growth through development.
2.	Coordinate with and assist the Company’s Chief Compliance Officer in compliance related matters to maintain an effective compliance culture.
3.	Manage and operate legal department in a manner which successfully supports the Company’s partners and corporate/infrastructure needs.
4.	Assist CEO and other executives in evaluating new opportunities for growth, including acquisitions and strategic hospital relationships.
5.	Coordinate and maintain corporate records and board of directors related matters.

Participants: Executives who will have an opportunity to be granted RSAs under this Discretionary LTIP shall be the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”), the Chief Operating Officer - West (“COO - West”), the President and Chief Operating Officer - East (“President”) and Executive Vice President, General Counsel (“EVP”). The following shall be the maximum amount of shares that may be awarded under this program to each specified participant: CEO = up to 12,500 shares; President = up to 7,500 shares; CFO = up to 5,000 shares; COO - West = up to 5,000 shares;  and EVP = up to 5,000 shares

Administration: The Compensation Committee shall administer this Discretionary LTIP. The Compensation Committee shall have the exclusive authority to interpret and construe the terms of this Discretionary LTIP and make all determinations under this plan, and its decisions shall be final and binding in all persons. The Compensation Committee shall set out the vesting and other terms of an RSA in writing.

Award Grant Date:  Any RSAs granted under this program shall be granted under the 2003 Plan in the first quarter of 2026 after the Compensation Committee determines the amount, if any, of the RSAs to be granted to each participant. In addition, RSAs shall be granted only if the participant remains employed by USPH (or its affiliates) continuously from the Effective Date through the date of the grant of the RSA. All RSAs shall be granted in writing and subject to the terms of the 2003 Plan and the specific terms and conditions (including without limitation, restrictions in transfer and substantial risk of forfeiture) as determined by the Compensation Committee in its sole discretion. RSAs that are granted under this Objective LTIP will vest evenly over 16 quarters, beginning May 20, 2026 and thereafter on August 20, November 20 and March 6, with final vesting on March 6, 2030, subject to acceleration of vesting based on the occurrence of certain events, as more specifically defined in the applicable Restricted Stock Agreement between the Executive and USPH and/or in the Executive's employment agreement with USPH.

Certain Tax Considerations: Any awards actually granted under this program shall be subject to Code Section 83(b).